Exhibit 10.11

PUMATECH, INC.

RESTRICTED STOCK OPTION AGREEMENT

THIS AGREEMENT, entered into as of June 14, 2002 (the “Date of Grant”), between PUMATECH, INC., a Delaware corporation (the “Company”), and WOODSON M. HOBBS (the “Optionee”),

WITNESSETH:

Whereas the Company’s Board of Directors has determined that it would be in the best interests of the Company and its stockholders to grant the Restricted Stock Option described in this Agreement (the “Option”) to the Optionee as an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest:

Now, therefore, it is agreed as follows:

1.     Capitalized Terms.    Except as otherwise indicated, all capitalized terms are defined in Section 16 below.

2.    Grant of Option.    On the terms and conditions stated below, the Company hereby grants to the Optionee the to purchase up to one million five hundred thousand (1,500,000) shares of Common Stock of the Company (the “Shares”) for the sum of $0.59 per Share. This Option is not intended to be an Incentive Stock Option.

3.    Right to Exercise; Vesting Schedule.    This Option shall be exercisable as to all or any part of the Shares as of the Date of Grant. Notwithstanding such exercisability, all Shares purchased pursuant to the Option shall be subject to the vesting criteria set out on Attachment I hereto (the “Vesting Schedule”).

4.    No Transfer or Assignment of Option.    Except as otherwise provided in this Agreement, this Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately become null and void.

5.    Exercise Procedures.

(a)  Method of Exercise.    This Option is exercisable by delivery of an exercise notice, in the form provided by the Company (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as to the holder’s investment intent with respect to the Exercised Shares as may be required by the Company. The Exercise Notice shall be signed by the Optionee and, if the Optionee is married, by the Optionee’s spouse, and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

6.    Payment for Stock.    The Purchase Price shall be paid in lawful money of the United States of America and may be paid by cash, check, full recourse promissory note or such other consideration as is acceptable to the Company at the time of exercise. To the extent that the Exercised Shares may otherwise be sold by the Optionee under applicable securities laws and agreements with the Company, all or any part of the Purchase Price and any applicable withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to sell all or part of the Exercised Shares and to deliver all or part of the sales proceeds to the Company.

7.    Optionee’s Representations.    In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached as Exhibit C to the Exercise Notice.

8.    Restrictions on Exercise.    As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

9.    Termination of Relationship.    In the event of termination of Optionee’s service, Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise this Option as described in this Section 9.

(a)  Termination of Service (Except by Death).    If the Optionee’s service as an Employee terminates for any reason other than death, then this Option shall expire on the earliest of the following occasions:

(i)  June 14, 2012;

(ii)  The date one year after the Termination Date; or

(iii)  The time that Optionee is notified (orally or in writing) that he is being discharged for Cause; (as such term is defined in the Employment Agreement between Optionee and the Company of June 14, 2002); provided, however, that in the event Optionee initiates a proceeding under Section 16 of the Employment Agreement disputing the discharge for Cause, the right to exercise the Option shall (A) be extended from one year from the date judgment is entered in favor of the Optionee or (B) expire one business day after judgment is entered in favor of the Company.

The Optionee may exercise all or part of this Option at any time before its expiration under the preceding sentence, but only to the extent that this Option had become exercisable before the Optionee’s service terminated. The balance of this Option shall lapse when the Optionee’s service as an Employee terminates. In the event that the Optionee dies after the Termination Date but before the expiration of this Option, all or part of this Option may be exercised (prior to expiration) pursuant to Section 9(b) hereof by the executors or administrators of the Optionee’s estate or by any person who has acquired this Option directly from the Optionee by bequest or inheritance, but only to the extent that this Option had become exercisable before the Optionee’s service terminated.

(b)  Death of Optionee.    If the Optionee dies as an Employee, then this Option shall expire on the earlier of the following dates:

(i)  June 14, 2012; or

(ii)  The date twelve (12) months after the Optionee’s death.

All or part of this Option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this Option directly from the Optionee by bequest or inheritance, but only to the extent that this Option had become exercisable before the Optionee’s death. The balance of this Option shall lapse when the Optionee dies.

10.    Non-Transferability of Option.    Except as specifically permitted by the Board, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

11.    Term of Option.    This Option shall expire ten (10) years from the Date of Grant and may be exercised during such term only in accordance with the terms of this Option.

12.    Company Registration.    If at any time, or from time to time, the Company proposes to register any of its securities, for its own account or the account of any of its stockholders other than Optionee (other than a registration relating solely to employee stock option or purchase plans, or a registration relating solely to an SEC Rule 145 transaction, or a registration on any other form, other than Form S-1, S-2 or S-3, or any successor to such form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares) the Company will promptly give to Optionee written notice thereof; and include in such registration (and any related qualification under blue sky laws or other compliance with applicable laws), and in any underwriting involved therein, all the Shares specified in a written request. Notwithstanding any other provision of this section, if the managing underwriter of any such registration determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number or exclude all of Optionee’s shares to be included in the registration and underwriting. The number of securities includable by Optionee may, in the discretion of the underwriters, be rounded to the nearest one hundred shares. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If some but not all of Optionee’s shares are to be excluded from a registration, Optionee’s shares to be included in the registration shall be allocated on a pro rata basis based on the total number of shares of all securities being included in such registration; provided that in the event that the Company grants registration rights to purchasers of the Company’s stock, Optionee agrees that his shares will be excluded from any underwriting prior to the exclusion of any other shares.

13.    Shares and Adjustments.

(a)  General.    In the event that the outstanding Shares of the Company are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares or declaration of stock dividends, the total number and/or kind of Shares granted under this Agreement shall be adjusted proportionately by the Board of Directors. Any such adjustment shall be made without a change in the total Exercise Price applicable to the unexercised portion of this Option and with a corresponding adjustment in the Exercise Price per share. Any adjustment under this Section 13 shall be subject to the provisions of the Company’s Certificate of Incorporation, as amended, and applicable law.

(b)  Reorganizations.    In the event that the Company is a party to a merger or other reorganization, this Option shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (i) the continuation of this Option Agreement by the Company, if the Company is the surviving corporation; (ii) the assumption of this Option Agreement by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of its own option agreement for the outstanding Options hereunder; or (iv) settlement of the full value of the outstanding Options hereunder in cash or cash equivalents followed by cancellation of such Options

(c)  Reservation of Rights.    Except as provided in this Section 13, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Shares subject to this option. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

14.    Tax Consequences.    The Optionee understands that he may incur federal and California tax consequences relating to the exercise of the Option and subsequent disposition of the Shares. THE OPTIONEE AGREES THAT IT IS HIS SOLE RESPONSIBILITY TO CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES PURCHASED HEREUNDER.

15.    Miscellaneous Provisions.

(a)  Withholding Taxes.    In the event that the Company determines that it is required to withhold foreign, federal, state or local tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the disposition of Shares purchased by exercising this option.

(b)  Rights as a Stockholder.    Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any Shares subject to this Option until such Shares have been issued in the name of the Optionee or the Optionee’s representative.

(c)  No Employment Rights.    Nothing in this Agreement shall be construed as giving the Optionee the right to be retained as an Employee. The Company reserves the right to terminate the Optionee’s service at any time, with or without cause.

(d)  Notice.    Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown below such party’s signature on this Agreement, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party to this Agreement.

(e)  Entire Agreement.    This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

(f)  Choice of Law; Arbitration.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively in arbitration conducted in Santa Clara County, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. Punitive damages shall not be awarded. In any arbitration proceeding, the party determined to be the prevailing party shall be entitled to receive, in addition to any other award, its attorneys’ fees and expenses of the proceeding.

SECTION 16.    DEFINITIONS.

(a)  “Agreement” shall mean this Restricted Stock Option Agreement.

(b)  “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(c)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)  “Date of Grant” shall mean June 14, 2002.

(e)  “Employee” shall mean (for purposes of this Option grant only) (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors and (iii) an independent contractor who performs services for the Company or a Subsidiary.

(f)  “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in Section 2.

(g)  “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(h)  “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this Option is being exercised.

(i)  “Securities Act” shall mean the Securities Act of 1933, as amended.

(j)  “Share” shall mean one share of Stock, as adjusted in accordance with Section 13 (if applicable).

(k)  “Stock” shall mean the Common Stock of the Company.

(l)  “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation.

(m)  “Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than six (6) months.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its officer duly authorized to act on behalf of the Company, and the Optionee has personally executed this Agreement.

OPTIONEE	PUMATECH, INC.

/s/ WOODSON M. HOBBS	By	/s/ MICHAEL M. CLAIR
Woodson M. Hobbs	Title	CHAIRMAN

Optionee’s Address: 530 Oak Grove Ave. #102 Menlo Park, CA 94025	Company’s Address: 2550 North First Street, Suite 500 San Jose, CA 95131

ATTACHMENT I

VESTING SCHEDULE

Provided that Optionee remains an Employee of the Company, Shares subject to the Option shall vest according to the following schedule:

(1)  Continued Employment:    A total of 700,000 Shares shall vest as follows: 175,000 shares shall vest on June 14, 2003. Thereafter, 14,583 Shares shall vest monthly on the 14th day of each month (beginning on July 14, 2003) until all such Shares are fully vested.

(2)  Operating Performance:    A total of 400,000 Shares shall vest in full on June 14, 2009; provided, however, that vesting with respect to certain Shares may be accelerated as of the date of the first Board meeting following the close of the fiscal year in any year that the performance of the Company meets or exceeds Operating Plan criteria (as determined by the Board) for three of the four preceding fiscal quarters AND for the fiscal year in the aggregate, pursuant to the acceleration terms set out below. Operating Plan criteria shall be stated in terms of Revenue and Net Income, and shall be set out in writing by the Board (subject to discussion with management) at the beginning of each fiscal year.

FYE July 31	# Shares accelerated for meeting Revenue criteria	# Shares accelerated for meeting Net Income criteria
2003	25,000	25,000
2004	50,000	25,000
2005	100,000	25,000
2006	125,000	25,000

TOTAL	300,000	100,000

(3)  Stock Performance:    A total of 400,000 Shares shall vest in full on June 14, 2009; provided, however, that vesting with respect to certain Shares may be accelerated on the stock performance milestone dates set out below.*

Performance Milestone/Date	Shares
The first date on which the average 3-month stock price equals or exceeds $2.70/Share	50,000
The first date on or which the average 3-month stock price equals or exceeds $4.70/Share	75,000
The first date on which the average 3-month stock price equals or exceeds $9.70/Share	125,000
The first date on which the average 3-month stock price equals or exceeds $13.70/Share	150,000

*	note: all prices to be adjusted for stock splits/reverse splits; “stock price” shall be determined as of the closing bid price on the NASDAQ for each trading day